Exhibit 99.1

Radian Announces First Quarter 2017 Financial Results

-- Net income of $76 million or $0.34 per diluted share –

-- Adjusted diluted net operating income per share of $0.37 –

-- New MI business written grows 25%; MI in force increases 6% year-over-year –

-- Book value per share increases 9% year-over-year to $13.58 –

PHILADELPHIA--(BUSINESS WIRE)--April 27, 2017--Radian Group Inc. (NYSE: RDN) today reported net income for the quarter ended March 31, 2017, of $76.5 million, or $0.34 per diluted share. This compares to net income for the quarter ended March 31, 2016, of $66.2 million, or $0.29 per diluted share. Consolidated pretax income for the quarter ended March 31, 2017, was $114.7 million, which compares to consolidated pretax income of $102.4 million for the quarter ended March 31, 2016.

Book value per share at March 31, 2017, was $13.58, compared to $13.39 at December 31, 2016, and an increase of 9 percent from $12.42 at March 31, 2016.

Key Financial Highlights (dollars in millions, except per share data)

	Quarter Ended March 31, 2017	Quarter Ended March 31, 2016	Percent Change
Net income	$76.5	$66.2	16%
Diluted net income per share	$0.34	$0.29	17%
Pretax income	$114.7	$102.4	12%
Adjusted pretax operating income	$125.3	$130.2	(4%)
Adjusted diluted net operating income per share *	$0.37	$0.37	--
Net premiums earned – insurance	$221.8	$221.0	--
New Mortgage Insurance Written (NIW)	$10,055	$8,071	25%
Mortgage insurance in force	185.9	175.4	6%
Book value per share	$13.58	$12.42	9%

* Adjusted diluted net operating income per share is calculated using the company’s statutory tax rate of 35 percent.

Adjusted pretax operating income for the quarter ended March 31, 2017, was $125.3 million, compared to $130.2 million for the quarter ended March 31, 2016. Adjusted diluted net operating income per share for the quarter ended March 31, 2017, was $0.37, flat to $0.37 for the quarter ended March 31, 2016. See “Non-GAAP Financial Measures” below as well as Exhibits F and G for additional details regarding these adjusted measures.

“I am pleased to report strong first quarter results for Radian, including year over year growth in net income, book value and new MI business written,” said Radian’s Chief Executive Officer Rick Thornberry. “As persistency rises, we expect our large, high-quality MI in-force portfolio to grow and generate future premium revenue. This is the primary driver of future earnings for Radian.”

Thornberry added, “After nearly two months with Radian as CEO, my excitement about the prospects ahead continues to grow. I decided to join the company based on the excellent businesses, great team, diversified set of products and services, high quality portfolio, and the institutional commitment to serve customers. Those qualities, along with a strong capital base, solid profitability and excellent market opportunity, are a winning combination.”

FIRST QUARTER HIGHLIGHTS

Mortgage Insurance

  New mortgage insurance written (NIW) was $10.1 billion for the quarter, compared to $13.9 billion in the fourth quarter of 2016 and $8.1 billion in the prior-year quarter.
    For the first quarter of 2017, NIW grew 25 percent compared to the first quarter of 2016.
    Of the $10.1 billion in new business written in the first quarter of 2017, 25 percent was written with single premiums. Net single premiums written, after consideration of the 35 percent ceded under the Single Premium Quota Share Reinsurance Transaction, was 16 percent in the first quarter of 2017.
    Refinances accounted for 16 percent of total NIW in the first quarter of 2017, compared to 27 percent in the fourth quarter of 2016, and 19 percent a year ago.
    NIW continued to consist of loans with excellent risk characteristics.
  Total primary mortgage insurance in force as of March 31, 2017, grew to $185.9 billion, compared to $183.5 billion as of December 31, 2016, and $175.4 billion as of March 31, 2016.
    The composition of Radian’s mortgage insurance portfolio continues to improve, with 89 percent consisting of new business written after 2008, including those loans that successfully completed the Home Affordable Refinance Program (HARP).
    Persistency, which is the percentage of mortgage insurance that remains in force after a twelve-month period, was 77.1 percent as of March 31, 2017, compared to 76.7 percent as of December 31, 2016, and 79.4 percent as of March 31, 2016.
    Annualized persistency for the three-months ended March 31, 2017, was 84.4 percent, compared to 76.8 percent for the three-months ended December 31, 2016, and 82.3 percent for the three-months ended March 31, 2016.
  Total net premiums earned were $221.8 million for the quarter ended March 31, 2017, compared to $233.6 million for the quarter ended December 31, 2016, and $221.0 million for the quarter ended March 31, 2016.
    Accelerated revenue recognition due to Single Premium Policy cancellations, which are net of reinsurance, were $5.9 million in the first quarter, compared to $15.7 million in the fourth quarter of 2016, and $9.8 million in the first quarter of 2016.
    Ceded premiums of $14.3 million, $18.2 million and $19.4 million for the quarters ended March 31, 2017, December 31, 2016, and March 31, 2016, respectively, are net of accrued profit commission on reinsurance transactions of $5.9 million in the first quarter of 2017, compared to $8.5 million in the fourth quarter of 2016, and $6.1 million in the first quarter of 2016.
    The decrease in the level of refinancing activity in the first quarter contributed to the decrease in acceleration of premiums related to Single Premium Policy cancellations as well as the decrease in ceded premiums and profit commission related to the company’s Single Premium Quota Share Reinsurance transaction.
  The mortgage insurance provision for losses was $47.2 million in the first quarter of 2017, compared to $54.7 million in the fourth quarter of 2016, and $43.3 million in the prior-year period.
    The provision for losses in the first quarter included the positive impact of a modest reduction in the company’s default to claim rate assumption for new notices of default.
    The loss ratio in the first quarter was 21.3 percent, compared to 23.4 percent in the fourth quarter of 2016 and 19.6 percent in the first quarter of 2016.
    Mortgage insurance loss reserves were $726.2 million as of March 31, 2017, compared to $760.3 million as of December 31, 2016, and $891.3 million as of March 31, 2016.
    Primary reserve per primary default (excluding IBNR and other reserves) was $24,230 as of March 31, 2017. This compares to primary reserve per primary default of $22,503 as of December 31, 2016, and $24,959 as of March 31, 2016.
  The total number of primary delinquent loans decreased by 11.4 percent in the first quarter from the fourth quarter of 2016, and by 16.4 percent from the first quarter of 2016. The primary mortgage insurance delinquency rate decreased to 2.8 percent in the first quarter of 2017, compared to 3.2 percent in the fourth quarter of 2016, and 3.5 percent in the first quarter of 2016.
  Total net mortgage insurance claims paid were $82.1 million in the first quarter, compared to $116.5 million in the fourth quarter of 2016, and $127.7 million in the first quarter of 2016. In addition, the company’s pending claim inventory declined 37 percent from the first quarter of 2016.

Mortgage and Real Estate Services

  The Services segment provides analytics and outsourced services, including residential loan due diligence and underwriting, valuations, servicing surveillance, title and escrow, and consulting services for buyers and sellers of, and investors in, mortgage- and real estate-related loans and securities. These services and solutions are provided primarily through Clayton and its subsidiaries, including Green River Capital, Red Bell Real Estate and ValuAmerica.
  Total revenues for the first quarter were $40.1 million, compared to $52.6 million for the fourth quarter of 2016, and $34.5 million for the first quarter of 2016.
  The adjusted pretax operating loss before corporate allocations for the quarter ended March 31, 2017, was $1.2 million, compared to income of $3.6 million for the quarter ended December 31, 2016, and a loss of $3.8 million for the quarter ended March 31, 2016.

  Services adjusted earnings before interest, income taxes, depreciation and amortization (Services adjusted EBITDA) for the quarter ended March 31, 2017, was a loss of $0.3 million, compared to income of $4.4 million for the quarter ended December 31, 2016, and a loss of $3.1 million for the quarter ended March 31, 2016. Additional details regarding the non-GAAP measure Services adjusted EBITDA may be found in Exhibits F and G.

Consolidated Expenses

Other operating expenses were $68.4 million in the first quarter, compared to $62.4 million in the fourth quarter of 2016, and $57.2 million in the first quarter of last year.

  Notable increases to items impacting other operating expenses in the first quarter of 2017 compared to the first quarter of 2016 include:
    $3.6 million associated with retirement and consulting agreements entered into in February 2017 with the company’s former CEO. Additional expenses are expected to be recognized throughout the year. A portion of both the current and future expenses are subject to change, based on the company’s and former CEO’s future performance. Details may be found in the company’s recent proxy statement.
    $3.7 million related to variable and incentive-based compensation expenses, including an increase in the first quarter 2017 for year-end bonus accruals related to the company’s 2016 performance, compared to a decrease in year-end bonus accruals in the first quarter of 2016.
    $2.4 million associated with various items including periodic non-capitalized costs associated with recently deployed technology systems as well as consulting services, including those related to the company’s CEO search.
    $1.2 million in expense, driven primarily by depreciation, related to the company’s investment to significantly upgrade its technology systems.

Details regarding notable variable items impacting other operating expenses may be found in Exhibit D.

CAPITAL AND LIQUIDITY UPDATE

  Radian Group maintained approximately $360 million of available liquidity as of March 31, 2017. The company initiated a series of capital actions two years ago, in order to strengthen its capital and liquidity position, improve its debt maturity profile and reduce the impact of dilution from its convertible bonds. The combination of these capital actions decreased the company’s total number of diluted shares outstanding by 27.1 million from March 31, 2015, to March 31, 2017. During the same time period, the company’s debt to capital ratio decreased from 34.6 percent to 25.7 percent. Radian Group has no material debt maturities prior to June 2019.
  The company’s most recent capital action was executed in January 2017, in which Radian settled its obligations with respect to the remaining $68.0 million aggregate principal amount of its Convertible Senior Notes due 2019. While the transaction had a negative impact of $0.20 to book value per share during the first quarter of 2017, it also reduced the company’s diluted shares by 6.4 million at the time of the settlement, or approximately 3 percent of diluted shares outstanding as of December 31, 2016.

CONFERENCE CALL

Radian will discuss first quarter financial results in a conference call today, Thursday, April 27, 2017, at 10:00 a.m. Eastern time. The conference call will be broadcast live over the Internet at http://www.radian.biz/page?name=Webcasts or at www.radian.biz. The call may also be accessed by dialing 800.230.1096 inside the U.S., or 612.332.0228 for international callers, using passcode 422045 or by referencing Radian.

A replay of the webcast will be available on the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two and a half hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800.475.6701 inside the U.S., or 320.365.3844 for international callers, passcode 422045.

In addition to the information provided in the company's earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian's website under Investors >Quarterly Results, or by clicking on http://www.radian.biz/page?name=QuarterlyResults.

NON-GAAP FINANCIAL MEASURES

Radian believes that adjusted pretax operating income and adjusted diluted net operating income per share (non-GAAP measures) facilitate evaluation of the company’s fundamental financial performance and provide relevant and meaningful information to investors about the ongoing operating results of the company. On a consolidated basis, these measures are not recognized in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as alternatives to GAAP measures of performance. The measures described below have been established in order to increase transparency for the purpose of evaluating the company’s operating trends and enabling more meaningful comparisons with Radian’s competitors.

Adjusted pretax operating income is defined as earnings excluding the impact of certain items that are not viewed as part of the operating performance of the company’s primary activities, or not expected to result in an economic impact equal to the amount reflected in pretax income (loss). Adjusted pretax operating income adjusts GAAP pretax income to remove the effects of: (i) net gains (losses) on investments and other financial instruments; (ii) loss on induced conversion and debt extinguishment; (iii) acquisition-related expenses; (iv) amortization and impairment of intangible assets; and (v) net impairment losses recognized in earnings. Adjusted diluted net operating income per share represents a diluted net income per share calculation using as its basis adjusted pretax operating income, net of taxes at the company’s statutory tax rate for the period.

In addition to the above non-GAAP measures for the consolidated company, the company also presents as supplemental information a non-GAAP measure for the Services segment, representing earnings before interest, income taxes, depreciation and amortization (EBITDA). Services adjusted EBITDA is calculated by using the Services segment’s adjusted pretax operating income as described above, further adjusted to remove the impact of depreciation and corporate allocations for interest and operating expenses. Services adjusted EBITDA is presented to facilitate comparisons with other services companies, since it is a widely accepted measure of performance in the services industry.

See Exhibit F or Radian’s website for a description of these items, as well as Exhibit G for reconciliations to the most comparable consolidated GAAP measures.

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance, risk management products and real estate services to financial institutions. Radian offers products and services through two business segments:

  Mortgage Insurance, through its principal mortgage insurance subsidiary Radian Guaranty Inc. This private mortgage insurance helps protect lenders from default-related losses, facilitates the sale of low-downpayment mortgages in the secondary market and enables homebuyers to purchase homes more quickly with downpayments less than 20%.
  Mortgage and Real Estate Services, through its principal services subsidiary Clayton, as well as Green River Capital, Red Bell Real Estate and ValuAmerica. These solutions include information and services that financial institutions, investors and government entities use to evaluate, acquire, securitize, service and monitor loans and asset-backed securities.

Additional information may be found at www.radian.biz.

FINANCIAL RESULTS AND SUPPLEMENTAL INFORMATION CONTENTS (Unaudited)

For historical trend information, refer to Radian’s quarterly financial statistics at http://www.radian.biz/page?name=FinancialReportsCorporate.

Exhibit A:	Condensed Consolidated Statements of Operations Trend Schedule
Exhibit B:	Net Income Per Share Trend Schedule
Exhibit C:	Condensed Consolidated Balance Sheets
Exhibit D:	Net Premiums Earned – Insurance and Other Operating Expenses
Exhibit E:	Segment Information
Exhibit F:	Definition of Consolidated Non-GAAP Financial Measures
Exhibit G:	Consolidated Non-GAAP Financial Measure Reconciliations
Exhibit H:	Mortgage Insurance Supplemental Information
New Insurance Written
Exhibit I:	Mortgage Insurance Supplemental Information
Primary Insurance in Force and Risk in Force
Exhibit J:	Mortgage Insurance Supplemental Information
Claims and Reserves
Exhibit K:	Mortgage Insurance Supplemental Information
Default Statistics
Exhibit L:	Mortgage Insurance Supplemental Information
Captives, QSR and Persistency

Radian Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations Trend Schedule (1)
Exhibit A

	2017	2016
(In thousands, except per-share amounts)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Revenues:
Net premiums earned - insurance	$221,800	$233,585	$238,149	$229,085	$220,950
Services revenue	38,027	49,905	45,877	40,263	32,849
Net investment income	31,032	28,996	28,430	28,839	27,201
Net gains (losses) on investments and other financial instruments	(2,851)	(38,773)	7,711	30,527	31,286
Other income	746	736	716	1,454	666
Total revenues	288,754	274,449	320,883	330,168	312,952

Expenses:
Provision for losses	46,913	54,287	55,785	49,725	42,991
Policy acquisition costs	6,729	5,579	6,119	5,393	6,389
Cost of services	28,375	33,812	29,447	27,365	23,550
Other operating expenses	68,377	62,416	62,119	63,173	57,188
Interest expense	15,938	17,269	19,783	22,546	21,534
Loss on induced conversion and debt extinguishment	4,456	—	17,397	2,108	55,570
Amortization and impairment of intangible assets	3,296	3,290	3,292	3,311	3,328
Total expenses	174,084	176,653	193,942	173,621	210,550

Pretax income	114,670	97,796	126,941	156,547	102,402
Income tax provision	38,198	36,707	44,138	58,435	36,153
Net income	$76,472	$61,089	$82,803	$98,112	$66,249

Diluted net income per share	$0.34	$0.27	$0.37	$0.44	$0.29

Selected Mortgage Insurance Key Ratios
Loss ratio (1)	21.3%	23.4%	23.6%	21.9%	19.6%
Expense ratio (1)	27.1%	22.7%	22.7%	23.6%	21.8%

(1)	Calculated on a GAAP basis using net premiums earned.

Radian Group Inc. and Subsidiaries
Net Income Per Share Trend Schedule
Exhibit B

The calculation of basic and diluted net income per share was as follows:

	2017	2016
(In thousands, except per-share amounts)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Net income:
Net income—basic	$76,472	$61,089	$82,803	$98,112	$66,249
Adjustment for dilutive Convertible Senior Notes due 2019, net of tax (1)	(215)	665	848	913	3,390
Net income—diluted	$76,257	$61,754	$83,651	$99,025	$69,639

Average common shares outstanding—basic	214,925	214,481	214,387	214,274	203,706
Dilutive effect of Convertible Senior Notes due 2017 (2)	701	421	178	12	—
Dilutive effect of Convertible Senior Notes due 2019	1,854	6,417	8,274	8,928	33,583
Dilutive effect of stock-based compensation arrangements (2)	4,017	3,457	3,129	2,989	2,418
Adjusted average common shares outstanding—diluted	221,497	224,776	225,968	226,203	239,707

Basic net income per share	$0.36	$0.28	$0.39	$0.46	$0.33

Diluted net income per share	$0.34	$0.27	$0.37	$0.44	$0.29

(1)

As applicable, includes coupon interest, amortization of discount and fees, and other changes in income or loss that would result from the assumed conversion. Due to the January 2017 settlement of our obligations with respect to the remaining Convertible Senior Notes due 2019, a benefit was recorded to adjust estimated accrued expense to actual amounts.

(2)

The following number of shares of our common stock equivalents issued under our share-based compensation arrangements and convertible debt were not included in the calculation of diluted net income per share because they were anti-dilutive:

	2017	2016
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Shares of Convertible Senior Notes due 2017	—	—	—	—	1,902
Shares of common stock equivalents	445	1,042	1,045	1,042	709

Radian Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
Exhibit C

	March 31,			December 31,		September 30,		June 30,		March 31,
(In thousands, except per-share data)	2017			2016		2016		2016		2016

Assets:
Investments	$4,437,716			$4,462,430		$4,565,748		$4,636,914		$4,470,172
Cash	77,954			52,149		46,356		55,062		64,844
Restricted cash	8,436			9,665		10,312		9,298		10,060
Accounts and notes receivable	73,794			77,631		94,692		77,170		66,340
Deferred income taxes, net	369,209			411,798		401,442		444,513		518,059
Goodwill and other intangible assets, net	273,068			276,228		279,400		282,703		286,069
Prepaid reinsurance premium	230,148			229,438		229,754		229,231		228,718
Other assets	357,435			343,835		422,123		332,372		325,129
Total assets	$5,827,760			$5,863,174		$6,049,827		$6,067,263		$5,969,391

Liabilities and stockholders’ equity:
Unearned premiums	$684,797			$681,222		$680,973		$677,599		$673,887
Reserve for losses and loss adjustment expense	726,169			760,269		821,934		848,379		891,348
Long-term debt	1,008,777			1,069,537		1,067,666		1,278,051		1,286,466
Reinsurance funds withheld	167,427			158,001		177,147		163,360		151,104
Other liabilities	319,282			321,859		413,401		294,507		306,188
Total liabilities	2,906,452			2,990,888		3,161,121		3,261,896		3,308,993

Equity component of currently redeemable convertible senior notes	883			—		—		—		—

Common stock	233			232		232		232		232
Treasury stock	(893,372)			(893,332)		(893,197)		(893,176)		(893,176)
Additional paid-in capital	2,743,594			2,779,891		2,778,860		2,781,136		2,773,349
Retained earnings	1,073,333			997,890		937,338		855,070		757,202
Accumulated other comprehensive income (loss)	(3,363)			(12,395)		65,473		62,105		22,791
Total stockholders’ equity	2,920,425			2,872,286		2,888,706		2,805,367		2,660,398
Total liabilities and stockholders’ equity	$5,827,760			$5,863,174		$6,049,827		$6,067,263		$5,969,391

Shares outstanding	215,091			214,521		214,405		214,284		214,265

Book value per share	$13.58			$13.39		$13.47		$13.09		$12.42

Statutory Capital Ratios
Risk to capital ratio-Radian Guaranty only	14.3	:1	(1)	13.5	:1	13.7	:1	14.0	:1	12.5	:1
Risk to capital ratio-Mortgage Insurance combined	13.4	:1	(1)	13.6	:1	13.9	:1	14.2	:1	12.9	:1

(1)	Preliminary.

Radian Group Inc. and Subsidiaries
Net Premiums Earned - Insurance and Other Operating Expenses
Exhibit D

	2017	2016
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Premiums earned - insurance:
Direct	$236,062	$251,751	$258,074	$248,938	$240,330
Assumed	7	8	9	9	9
Ceded	(14,269)	(18,174)	(19,934)	(19,862)	(19,389)
Net premiums earned - insurance	$221,800	$233,585	$238,149	$229,085	$220,950

Notable variable items: (1)
Single Premium Policy cancellations, net of reinsurance	$5,879	$15,702	$18,448	$14,841	$9,783
Profit commission - reinsurance (2)	5,888	8,458	8,922	7,891	6,134
Total	$11,767	$24,160	$27,370	$22,732	$15,917

Other operating expenses	$68,377	$62,416	$62,119	$63,173	$57,188

Notable variable items: (3)
Technology upgrade project (4)	$3,512	$3,648	$2,440	$2,443	$2,271
Severance costs	961	888	1,137	277	3,040
Retirement and consulting agreement (5)	3,622	—	—	—	—
Incentive compensation (6) (7)	7,447	9,072	12,652	14,183	6,235
Ceding commissions (8)	(3,864)	(5,105)	(5,460)	(5,006)	(4,413)
Total	$11,678	$8,503	$10,769	$11,897	$7,133

(1)	Affecting net premiums earned - insurance. These amounts are included in net premiums earned - insurance.
(2)	The amounts represent the profit commission on the Single Premium QSR Transaction.
(3)	Affecting other operating expenses. These amounts are included in other operating expenses.
(4)	Represents the expense impact of certain costs incurred in our initiative to significantly upgrade our technology systems.
(5)

The amount represents expenses associated with retirement and consulting agreements entered into in February 2017 with our former CEO. Additional expenses are expected to be recognized throughout the year. A portion of both the current and future expenses are subject to change, based on the Company's and former CEO's future performance.

(6)	The expense relates to short- and long-term incentive programs.
(7)	Incentive compensation expense is shown net of deferred policy acquisition costs.
(8)	Ceding commissions are shown net of deferred policy acquisition costs.

Radian Group Inc. and Subsidiaries
Segment Information
Exhibit E (page 1 of 2)

Summarized financial information concerning our operating segments as of and for the periods indicated is as follows. For a definition of adjusted pretax operating income and Services adjusted EBITDA, along with reconciliations to consolidated GAAP measures, see Exhibits F and G.

	Mortgage Insurance
	2017	2016
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Net premiums written - insurance	$224,665	$234,172	$240,999	$232,353	$26,310	(1)
(Increase) decrease in unearned premiums	(2,865)	(587)	(2,850)	(3,268)	194,640
Net premiums earned - insurance	221,800	233,585	238,149	229,085	220,950
Net investment income	31,032	28,996	28,430	28,839	27,201
Other income	746	736	716	1,454	666
Total	253,578	263,317	267,295	259,378	248,817

Provision for losses	47,232	54,675	56,151	50,074	43,275
Policy acquisition costs	6,729	5,579	6,119	5,393	6,389
Other operating expenses before corporate allocations	39,289	37,773	35,940	34,365	32,546
Total (2)	93,250	98,027	98,210	89,832	82,210
Adjusted pretax operating income before corporate allocations	160,328	165,290	169,085	169,546	166,607
Allocation of corporate operating expenses	14,186	9,652	11,911	14,286	9,329
Allocation of interest expense	11,509	12,843	15,360	18,124	17,112
Adjusted pretax operating income	$134,633	$142,795	$141,814	$137,136	$140,166

	Services
	2017	2016
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Services revenue (2)	$40,089	$52,558	$48,033	$42,210	$34,448

Cost of services	28,690	34,130	29,655	27,730	23,854
Other operating expenses before corporate allocations	12,604	14,842	13,575	13,030	14,368
Total	41,294	48,972	43,230	40,760	38,222
Adjusted pretax operating income (loss) before corporate allocations (3)	(1,205)	3,586	4,803	1,450	(3,774)
Allocation of corporate operating expenses	3,718	1,738	2,265	2,779	1,751
Allocation of interest expense	4,429	4,426	4,423	4,422	4,422
Adjusted pretax operating income (loss)	$(9,352)	$(2,578)	$(1,885)	$(5,751)	$(9,947)

(1)	Net of ceded premiums written under the Single Premium QSR transaction of $197.6 million.
(2)	Inter-segment information:

	2017	2016
	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Inter-segment expense included in Mortgage Insurance segment	$2,062	$2,653	$2,156	$1,947	$1,599
Inter-segment revenue included in Services segment	2,062	2,653	2,156	1,947	1,599

Radian Group Inc. and Subsidiaries
Segment Information
Exhibit E (page 2 of 2)

(3) Supplemental information for Services adjusted EBITDA (see definition in Exhibit F):

	2017	2016
	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Adjusted pretax operating income (loss) before corporate allocations	$(1,205)	$3,586	$4,803	$1,450	$(3,774)
Depreciation and amortization	858	829	884	749	663
Services adjusted EBITDA	$(347)	$4,415	$5,687	$2,199	$(3,111)

Selected balance sheet information for our segments, as of the periods indicated, is as follows:

	At March 31, 2017
(In thousands)	Mortgage Insurance	Services	Total
Total assets	$5,475,502	$352,258	$5,827,760

	At December 31, 2016
(In thousands)	Mortgage Insurance	Services	Total
Total assets	$5,506,338	$356,836	$5,863,174

Radian Group Inc. and Subsidiaries
Definition of Consolidated Non-GAAP Financial Measures
Exhibit F (page 1 of 2)

Use of Non-GAAP Financial Measures

In addition to the traditional GAAP financial measures, we have presented “adjusted pretax operating income” and “adjusted diluted net operating income per share,” non-GAAP financial measures for the consolidated company, among our key performance indicators to evaluate our fundamental financial performance. These non-GAAP financial measures align with the way the Company’s business performance is evaluated by both management and the board of directors. These measures have been established in order to increase transparency for the purposes of evaluating our operating trends and enabling more meaningful comparisons with our peers. Although on a consolidated basis “adjusted pretax operating income” and “adjusted diluted net operating income per share” are non-GAAP financial measures, we believe these measures aid in understanding the underlying performance of our operations. Our senior management, including our Chief Executive Officer (Radian's chief operating decision maker), uses adjusted pretax operating income (loss) as our primary measure to evaluate the fundamental financial performance of the Company’s business segments and to allocate resources to the segments.

Adjusted pretax operating income is defined as GAAP pretax income excluding the effects of: (i) net gains (losses) on investments and other financial instruments; (ii) loss on induced conversion and debt extinguishment; (iii) acquisition-related expenses; (iv) amortization and impairment of intangible assets; and (v) net impairment losses recognized in earnings. Adjusted diluted net operating income per share is calculated by dividing (i) adjusted pretax operating income attributable to common shareholders, net of taxes computed using the company’s statutory tax rate, by (ii) the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Interest expense on convertible debt, share dilution from convertible debt and the impact of share-based compensation arrangements have been reflected in the per share calculations consistent with the accounting standard regarding earnings per share, whenever the impact is dilutive.

Although adjusted pretax operating income excludes certain items that have occurred in the past and are expected to occur in the future, the excluded items represent those that are: (i) not viewed as part of the operating performance of our primary activities or (ii) not expected to result in an economic impact equal to the amount reflected in pretax income (loss). These adjustments, along with the reasons for their treatment, are described below.

(1)

Net gains (losses) on investments and other financial instruments. The recognition of realized investment gains or losses can vary significantly across periods as the activity is highly discretionary based on the timing of individual securities sales due to such factors as market opportunities, our tax and capital profile and overall market cycles. Unrealized investment gains and losses arise primarily from changes in the market value of our investments that are classified as trading securities. These valuation adjustments may not necessarily result in realized economic gains or losses.

Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these realized and unrealized gains or losses. We do not view them to be indicative of our fundamental operating activities. Therefore, these items are excluded from our calculation of adjusted pretax operating income (loss).

(2)

Loss on induced conversion and debt extinguishment. Gains or losses on early extinguishment of debt and losses incurred to purchase our convertible debt prior to maturity are discretionary activities that are undertaken in order to take advantage of market opportunities to strengthen our financial and capital positions; therefore, we do not view these activities as part of our operating performance. Such transactions do not reflect expected future operations and do not provide meaningful insight regarding our current or past operating trends. Therefore, these items are excluded from our calculation of adjusted pretax operating income (loss).

(3)

Acquisition-related expenses. Acquisition-related expenses represent the costs incurred to effect an acquisition of a business (i.e., a business combination). Because we pursue acquisitions on a strategic and selective basis and not in the ordinary course of our business, we do not view acquisition-related expenses as a consequence of a primary business activity. Therefore, we do not consider these expenses to be part of our operating performance and they are excluded from our calculation of adjusted pretax operating income (loss).

Radian Group Inc. and Subsidiaries
Definition of Consolidated Non-GAAP Financial Measures
Exhibit F (page 2 of 2)

(4)

Amortization and impairment of intangible assets. Amortization of intangible assets represents the periodic expense required to amortize the cost of intangible assets over their estimated useful lives. Intangible assets with an indefinite useful life are also periodically reviewed for potential impairment, and impairment adjustments are made whenever appropriate. These charges are not viewed as part of the operating performance of our primary activities and therefore are excluded from our calculation of adjusted pretax operating income (loss).

(5)

Net impairment losses recognized in earnings. The recognition of net impairment losses on investments can vary significantly in both size and timing, depending on market credit cycles. We do not view these impairment losses to be indicative of our fundamental operating activities. Therefore, whenever these losses occur, we exclude them from our calculation of adjusted pretax operating income (loss).

In addition to the above non-GAAP measures for the consolidated company, we also have presented as supplemental information a non-GAAP measure for our Services segment, representing a measure of earnings before interest, income taxes, depreciation and amortization (“EBITDA”). We calculate Services adjusted EBITDA by using adjusted pretax operating income as described above, further adjusted to remove the impact of depreciation and corporate allocations for interest and operating expenses. We have presented Services adjusted EBITDA to facilitate comparisons with other services companies, since it is a widely accepted measure of performance in the services industry.

See Exhibit G for the reconciliation of the most comparable GAAP measures, consolidated pretax income and diluted net income per share, to our non-GAAP financial measures for the consolidated company, adjusted pretax operating income and adjusted diluted net operating income per share, respectively. Exhibit G also contains the reconciliation of the most comparable GAAP measure, net income, to Services adjusted EBITDA.

Total adjusted pretax operating income, adjusted diluted net operating income per share and Services adjusted EBITDA are not measures of total profitability, and therefore should not be viewed as substitutes for GAAP pretax income, diluted net income per share or net income. Our definitions of adjusted pretax operating income, adjusted diluted net operating income per share or Services adjusted EBITDA may not be comparable to similarly-named measures reported by other companies.

Radian Group Inc. and Subsidiaries
Consolidated Non-GAAP Financial Measure Reconciliations
Exhibit G (page 1 of 2)

Reconciliation of Consolidated Pretax Income to Adjusted Pretax Operating Income

	2017	2016
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Consolidated pretax income	$114,670	$97,796	$126,941	$156,547	$102,402
Less income (expense) items:
Net gains (losses) on investments and other financial instruments	(2,851)	(38,773)	7,711	30,527	31,286
Loss on induced conversion and debt extinguishment	(4,456)	—	(17,397)	(2,108)	(55,570)
Acquisition-related expenses (1)	(8)	(358)	(10)	54	(205)
Amortization and impairment of intangible assets	(3,296)	(3,290)	(3,292)	(3,311)	(3,328)
Total adjusted pretax operating income (2)	$125,281	$140,217	$139,929	$131,385	$130,219

(1)	Please see Exhibit F for the definition of this line item.
(2)	Total adjusted pretax operating income consists of adjusted pretax operating income (loss) for each segment as follows:

	2017	2016
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Adjusted pretax operating income (loss):
Mortgage Insurance	$134,633	$142,795	$141,814	$137,136	$140,166
Services	(9,352)	(2,578)	(1,885)	(5,751)	(9,947)
Total adjusted pretax operating income	$125,281	$140,217	$139,929	$131,385	$130,219

Reconciliation of Diluted Net Income Per Share to Adjusted Diluted Net Operating Income Per Share

	2017	2016
	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1
Diluted net income per share	$0.34	$0.27	$0.37	$0.44	$0.29

Less per-share impact of debt items:
Loss on induced conversion and debt extinguishment	(0.02)	—	(0.08)	(0.01)	(0.23)
Income tax provision (benefit) (1)	(0.01)	—	(0.03)	—	(0.03)
Per-share impact of debt items	(0.01)	—	(0.05)	(0.01)	(0.20)

Less per-share impact of other income (expense) items:
Net gains (losses) on investments and other financial instruments	(0.01)	(0.17)	0.03	0.13	0.13
Amortization and impairment of intangible assets	(0.01)	(0.02)	(0.01)	(0.01)	(0.01)
Income tax provision (benefit) on other income (expense) items (2)	(0.01)	(0.07)	0.01	0.04	0.04
Difference between statutory and effective tax rate	(0.01)	(0.02)	—	(0.01)	0.04
Per-share impact of other income (expense) items	(0.02)	(0.14)	0.01	0.07	0.12
Adjusted diluted net operating income per share (2)	$0.37	$0.41	$0.41	$0.38	$0.37

(1)

A portion of the loss on induced conversion and debt extinguishment is non-deductible for tax purposes. The income tax benefit is based on the tax deductible loss using the company's federal statutory tax rate of 35%.

(2)	Calculated using the company’s federal statutory tax rate of 35%. Any permanent tax adjustments and state income taxes on these items have been deemed immaterial and are not included.

Radian Group Inc. and Subsidiaries
Consolidated Non-GAAP Financial Measure Reconciliations
Exhibit G (page 2 of 2)

Reconciliation of Net Income to Services Adjusted EBITDA

	2017	2016
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Net income	$76,472	$61,089	$82,803	$98,112	$66,249
Less income (expense) items:
Net gains (losses) on investments and other financial instruments	(2,851)	(38,773)	7,711	30,527	31,286
Loss on induced conversion and debt extinguishment	(4,456)	—	(17,397)	(2,108)	(55,570)
Acquisition-related expenses	(8)	(358)	(10)	54	(205)
Amortization and impairment of intangible assets	(3,296)	(3,290)	(3,292)	(3,311)	(3,328)
Income tax provision	38,198	36,707	44,138	58,435	36,153
Mortgage Insurance adjusted pretax operating income	134,633	142,795	141,814	137,136	140,166
Services adjusted pretax operating income (loss)	(9,352)	(2,578)	(1,885)	(5,751)	(9,947)

Less income (expense) items:
Allocation of corporate operating expenses to Services	(3,718)	(1,738)	(2,265)	(2,779)	(1,751)
Allocation of corporate interest expense to Services	(4,429)	(4,426)	(4,423)	(4,422)	(4,422)
Services depreciation and amortization	(858)	(829)	(884)	(749)	(663)
Services adjusted EBITDA	$(347)	$4,415	$5,687	$2,199	$(3,111)

On a consolidated basis, “adjusted pretax operating income” and “adjusted diluted net operating income per share” are measures not determined in accordance with GAAP. “Services adjusted EBITDA” is also a non-GAAP measure. These measures are not representative of total profitability, and therefore should not be viewed as substitutes for GAAP pretax income, diluted net income per share or net income. Our definitions of adjusted pretax operating income, adjusted diluted net operating income per share or Services adjusted EBITDA may not be comparable to similarly-named measures reported by other companies. See Exhibit F for additional information on our consolidated non-GAAP financial measures.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information - New Insurance Written
Exhibit H

	2017	2016
($ in millions)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Total primary new insurance written	$10,055	$13,882	$15,656	$12,921	$8,071

Percentage of primary new insurance written by FICO score
>=740	61.3%	63.4%	64.2%	60.9%	58.4%
680-739	32.7	31.4	30.4	32.2	33.7
620-679	6.0	5.2	5.4	6.9	7.9
Total Primary	100.0%	100.0%	100.0%	100.0%	100.0%

Percentage of primary new insurance written
Direct monthly and other premiums	75%	73%	73%	74%	71%
Direct single premiums	25%	27%	27%	26%	29%

Net single premiums (1)	16%	17%	17%	17%	19%

Refinances	16%	27%	22%	18%	19%

LTV
95.01% and above	9.2%	7.4%	6.0%	4.8%	3.7%
90.01% to 95.00%	47.3%	43.6%	47.1%	50.2%	50.5%
85.01% to 90.00%	30.3%	32.3%	31.4%	31.8%	33.1%
85.00% and below	13.2%	16.7%	15.5%	13.2%	12.7%

(1)	Represents the percentage of direct single premiums written, after consideration of the 35% single premium NIW ceded under the Single Premium QSR Transaction.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information - Primary Insurance in Force and Risk in Force

Exhibit I

	March 31,	December 31,	September 30,	June 30,	March 31,
($ in millions)	2017	2016	2016	2016	2016
Primary insurance in force (1)
Prime	$177,702	$174,927	$172,178	$168,259	$165,526
Alt-A	4,842	5,064	5,363	5,627	5,907
A minus and below	3,315	3,459	3,624	3,786	3,953
Total Primary	$185,859	$183,450	$181,165	$177,672	$175,386

Primary risk in force (1) (2)
Prime	$45,442	$44,708	$44,075	$43,076	$42,312
Alt-A	1,118	1,168	1,241	1,302	1,366
A minus and below	834	865	906	946	988
Total Primary	$47,394	$46,741	$46,222	$45,324	$44,666

Percentage of primary risk in force
Direct monthly and other premiums	69%	69%	69%	69%	69%
Direct single premiums	31%	31%	31%	31%	31%

Net single premiums (3)	25%	25%	25%	25%	25%

Percentage of primary risk in force by FICO score
>=740	57.9%	57.6%	57.4%	57.1%	57.0%
680-739	31.1	31.0	30.9	30.8	30.6
620-679	9.6	9.9	10.2	10.5	10.7
<=619	1.4	1.5	1.5	1.6	1.7
Total Primary	100.0%	100.0%	100.0%	100.0%	100.0%

Percentage of primary risk in force by LTV
95.01% and above	7.6%	7.4%	7.2%	7.1%	7.2%
90.01% to 95.00%	52.6	52.3	52.1	51.6	50.9
85.01% to 90.00%	32.2	32.5	32.8	33.3	33.7
85.00% and below	7.6	7.8	7.9	8.0	8.2
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Percentage of primary risk in force by policy year
2008 and prior	18.5%	19.5%	20.8%	22.4%	24.0%
2009	0.9	1.0	1.2	1.3	1.5
2010	0.8	0.9	1.0	1.2	1.3
2011	1.8	2.0	2.2	2.5	2.7
2012	7.4	8.0	8.8	9.7	10.6
2013	11.8	12.6	13.9	15.5	17.0
2014	11.2	12.0	13.4	14.9	16.3
2015	17.3	18.1	19.4	21.0	22.0
2016	25.0	25.9	19.3	11.5	4.6
2017	5.3	—	—	—	—
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Primary risk in force on defaulted loans (4)	$1,224	$1,363	$1,381	$1,398	$1,446
(1)	Includes amounts ceded under our reinsurance agreements, as well as amounts related to the Freddie Mac Agreement.
(2)	Does not include pool risk in force or other risk in force, which combined represent less than 3.0% of our total risk in force for all periods presented.
(3)	Represents the percentage of Single Premium RIF, after giving effect to all reinsurance ceded.
(4)	Excludes risk related to loans subject to the Freddie Mac Agreement.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information - Claims and Reserves
Exhibit J

	2017	2016
($ in thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Net claims paid: (1)
Prime	$52,044	$70,151	$51,964	$56,036	$74,432
Alt-A	16,165	27,558	16,334	18,349	28,929
A minus and below	9,460	13,760	9,615	12,315	13,196
Total primary claims paid	77,669	111,469	77,913	86,700	116,557
Pool	4,180	4,788	4,492	5,451	7,389
Second-lien and other	78	(264)	(234)	(231)	345
Subtotal	81,927	115,993	82,171	91,920	124,291
Impact of captive terminations	—	492	(171)	(2,619)	(120)
Impact of settlements	161	—	705	1,400	3,500
Total net claims paid	$82,088	$116,485	$82,705	$90,701	$127,671

Average net claims paid: (2)
Prime	$50.5	$45.5	$48.3	$48.6	$47.7
Alt-A	67.1	65.5	65.3	63.5	63.0
A minus and below	39.6	37.7	41.3	39.9	36.8
Total average net primary claims paid	51.4	47.9	50.0	49.5	49.0
Pool	49.2	45.6	51.0	58.0	53.2
Total average net claims paid	$50.9	$47.6	$49.7	$49.6	$48.9

Average direct primary claims paid (2) (3)	$51.6	$48.2	$50.3	$49.9	$49.6
Average total direct claims paid (2) (3)	$51.1	$47.9	$50.0	$50.0	$49.5

($ in thousands, except primary reserve per primary default amounts)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016

Reserve for losses by category
Prime	$362,804	$379,845	$409,438	$420,281	$438,598
Alt-A	140,543	148,006	166,349	173,284	183,189
A minus and below	96,373	101,653	106,678	112,001	116,835
IBNR and other	70,651	71,107	73,057	74,639	79,051
LAE	17,550	18,630	21,255	22,389	23,600
Reinsurance recoverable (4)	7,681	6,816	6,448	6,044	8,239
Total primary reserves	695,602	726,057	783,225	808,638	849,512
Pool insurance	28,453	31,853	36,065	36,982	38,843
IBNR and other	603	673	823	897	1,050
LAE	822	932	1,112	1,163	1,227
Reinsurance recoverable (4)	28	35	36	33	—
Total pool reserves	29,906	33,493	38,036	39,075	41,120
Total 1st lien reserves	725,508	759,550	821,261	847,713	890,632
Second-lien and other	661	719	673	666	716
Total reserves	$726,169	$760,269	$821,934	$848,379	$891,348

1st lien reserve per default
Primary reserve per primary default excluding IBNR and other	$24,230	$22,503	$24,049	$24,609	$24,959
(1)	Net of reinsurance recoveries.
(2)	Calculated without giving effect to the impact of the termination of captive transactions and settlements.
(3)	Before reinsurance recoveries.
(4)	Represents ceded losses on captive transactions and quota share reinsurance transactions.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information - Default Statistics
Exhibit K

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Default Statistics
Primary Insurance:
Prime
Number of insured loans	858,248	849,227	840,534	826,511	817,236
Number of loans in default	16,981	19,101	19,100	19,025	19,510
Percentage of loans in default	1.98%	2.25%	2.27%	2.30%	2.39%

Alt-A
Number of insured loans	25,425	26,536	28,080	29,445	30,990
Number of loans in default	3,812	4,193	4,545	4,820	5,138
Percentage of loans in default	14.99%	15.80%	16.19%	16.37%	16.58%

A minus and below
Number of insured loans	26,043	27,115	28,313	29,450	30,681
Number of loans in default	5,000	5,811	5,885	5,982	6,221
Percentage of loans in default	19.20%	21.43%	20.79%	20.31%	20.28%

Total Primary
Number of insured loans	909,716	902,878	896,927	885,406	878,907
Number of loans in default (1)	25,793	29,105	29,530	29,827	30,869
Percentage of loans in default	2.84%	3.22%	3.29%	3.37%	3.51%

(1)	Excludes the following number of loans subject to the Freddie Mac Agreement that are in default as we no longer have claims exposure on these loans:

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Number of loans in default	1,395	1,639	1,888	2,180	2,339

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information - QSR Transactions, Captives and Persistency
Exhibit L

	2017	2016
($ in thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Quota Share Reinsurance (“QSR”) Transactions
QSR ceded premiums written (1)	$5,457	$6,049	$6,730	$7,356	$7,962
% of premiums written	2.3%	2.4%	2.6%	2.9%	3.4%
QSR ceded premiums earned (1)	$7,834	$9,421	$10,597	$11,172	$11,325
% of premiums earned	3.3%	3.8%	4.1%	4.5%	4.7%
Ceding commissions written	$1,559	$1,728	$1,922	$2,099	$2,270
Ceding commissions earned (2)	$3,894	$4,374	$3,974	$3,779	$4,446
Profit commission	$—	$—	$—	$—	$—
RIF included in QSR Transactions (3)	$1,488,972	$1,578,300	$1,718,031	$1,872,017	$2,018,468

Single Premium QSR Transaction
QSR ceded premiums written (1)	$8,960	$11,121	$13,004	$11,488	$197,593	(4)
% of premiums written	3.7%	4.4%	5.0%	4.6%	84.7%
QSR ceded premiums earned (1)	$5,859	$8,060	$8,608	$7,146	$5,994
% of premiums earned	2.5%	3.2%	3.3%	2.9%	2.5%
Ceding commissions written	$3,712	$4,895	$5,482	$4,844	$50,932
Ceding commissions earned (2)	$2,937	$4,130	$4,382	$3,759	$3,032
Profit commission	$5,888	$8,458	$8,922	$7,891	$6,134
RIF included in Single Premium QSR Transaction (3)	$3,904,402	$3,761,648	$3,621,993	$3,461,464	$3,308,057

Total RIF included in QSR Transactions and Single Premium QSR Transaction	$5,393,374	$5,339,948	$5,340,024	$5,333,481	$5,326,525

1st Lien Captives
Premiums earned ceded to captives	$389	$503	$537	$1,346	$1,869
% of total premiums earned	0.2%	0.2%	0.2%	0.5%	0.8%

Persistency Rate (twelve months ended)	77.1%	76.7%	78.4%	79.9%	79.4%
Persistency Rate (quarterly, annualized) (5)	84.4%	76.8%	75.3%	78.0%	82.3%

(1)	Net of profit commission.
(2)	Includes amounts reported in policy acquisition costs and other operating expenses.
(3)	Included in primary RIF.
(4)	Includes ceded premiums for policies written in prior periods.
(5)	The Persistency Rate on a quarterly, annualized basis may be impacted by seasonality or other factors, and may not be indicative of full-year trends.

FORWARD-LOOKING STATEMENTS

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, without limitation:

  changes in general economic and political conditions, including unemployment rates, interest rates and changes in housing and mortgage credit markets, that impact the size of the insurable market and the credit performance of our insured portfolio;
  changes in the way customers, investors, regulators or legislators perceive the performance and financial strength of private mortgage insurers;
  Radian Guaranty’s ability to remain eligible under the Private Mortgage Insurance Eligibility Requirements (“PMIERs”) and other applicable requirements imposed by the Federal Housing Finance Agency and by the Government-Sponsored Enterprises (“GSEs”) to insure loans purchased by the GSEs;
  our ability to successfully execute and implement our capital plans and to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs;
  our ability to successfully execute and implement our business plans and strategies, including plans and strategies that require GSE and/or regulatory approvals;
  our ability to maintain an adequate level of capital in our insurance subsidiaries to satisfy existing and future state regulatory requirements;

  changes in the charters or business practices of, or rules or regulations imposed by or applicable to the GSEs, including the GSEs’ interpretation and application of the PMIERs to our mortgage insurance business;
  changes in the current housing finance system in the U.S., including the role of the Federal Housing Administration (“FHA”), the GSEs and private mortgage insurers in this system;
  any disruption in the servicing of mortgages covered by our insurance policies, as well as poor servicer performance;
  a significant decrease in the Persistency Rates of our mortgage insurance policies;
  competition in our mortgage insurance business, including price competition and competition from the FHA, U.S. Department of Veteran Affairs and other forms of credit enhancement;
  the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) on the financial services industry in general, and on our businesses in particular;
  the adoption of new laws and regulations, or changes in existing laws and regulations (including to the Dodd-Frank Act), or the way they are interpreted or applied;
  the outcome of legal and regulatory actions, reviews, audits, inquiries and investigations that could result in adverse judgments, settlements, fines, injunctions, restitutions or other relief that could require significant expenditures or have other effects on our business;
  the amount and timing of potential payments or adjustments associated with federal or other tax examinations, including deficiencies assessed by the IRS resulting from its examination of our 2000 through 2007 tax years, which we are currently contesting;
  the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance business;
  volatility in our results of operations caused by changes in the fair value of our assets and liabilities, including a significant portion of our investment portfolio;
  changes in accounting principles generally accepted in the U.S. (“GAAP”) or statutory accounting principles and practices (“SAPP”) rules and guidance, or their interpretation;
  our ability to attract and retain key employees;
  legal and other limitations on dividends and other amounts we may receive from our subsidiaries; and
  the possibility that we may need to impair the carrying value of goodwill established in connection with our acquisition of Clayton.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, and subsequent reports filed from time to time with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

CONTACT:
Radian Group Inc.
Emily Riley, 215-231-1035
emily.riley@radian.biz